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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Prospectus and Registration Statement on Form S-8 of Lason, Inc., of our report dated March 31, 1999 relating to the consolidated financial statements and the financial statement schedule of Lason, Inc. and subsidiaries, included in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998 of Lason, Inc.


/s/ PricewaterhouseCoopers LLP


Detroit, Michigan
June 22, 1999